EXHIBIT 21

SUBSIDIARIES OF THE COMPANY

323 Railroad Corp., a Connecticut Corporation

Airport Beverages, Inc., a Connecticut Corporation

Greens Farms Beverages, Inc., a Connecticut Corporation

McLean Plaza Associates, LLC, a New York Corporation

Pompton Lakes Towne Square Condominium Association, Inc., a New Jersey Corporation

Pompton Lakes Towne Square Urban Renewal Entity, LLC, a New Jersey Limited Liability Company

Pompton Lakes Towne Square Urban Renewal Entity II (Retail), LLC, a New Jersey Limited Liability Company

Ridgeway Beverages Inc., a Connecticut Corporation

Riverhead Spirits, Inc., a New York Corporation

Staples Plaza Self Storage, LLC, a Delaware Limited Liability Company

The Dock Self Storage, LLC, a Delaware Limited Liability Company

The Dock Wine and Liquors Inc., a Connecticut Corporation

Veterans Plaza Beverages, Inc. a Connecticut Corporation

UB 970 High Ridge, LLC, a Delaware Limited Liability Company

UB 1031 Parking, LLC, a New York Limited Liability Company

UB Bloomfield I, LLC, a Delaware Limited Liability Company

UB Boonton I, LLC, a Delaware Limited Liability Company

UB Brewster, LLC, a Delaware Limited Liability Company

UB Chestnut, LLC, a New Jersey Limited Liability Company

UB Clarkstown, LLC, a Delaware Limited Liability Company
UB Danbury, Inc., a Connecticut Corporation

UB Darien, Inc., a Connecticut Corporation

UB Derby I, LLC, a Delaware Limited Liability Company

UB Dockside, LLC, a Delaware Limited Liability Company

UB Dumont I, LLC, a Delaware Limited Liability Company

UB Eastchester Plaza, LLC, a Delaware Limited Liability Company

UB Fairfield Centre, LLC, a Delaware Limited Liability Company

UB Fort Lee I, LLC, a New Jersey Limited Liability Company

UB Greenwich I, LLC, a Connecticut Limited Liability Company

UB Greenwich II-OGCC, LLC, a Connecticut Limited Liability Company

UB Harrison I, LLC, a New York Limited Liability Company

UB High Ridge, LLC, a Delaware Limited Liability Company

UB High Ridge SPE, LLC, a Delaware Limited Liability Company

UB Ironbound GP, LLC, a Delaware Limited Liability Company

UB Ironbound, L.P., a Delaware Limited Partnership

UB Katonah, LLC, a New York Limited Liability Company

UB Kinnelon I, LLC, a New Jersey Limited Liability Company

UB Litchfield, LLC, a Delaware Limited Liability Company

UB McLean, LLC, a New York Limited Liability Company

UB Midland Park I, LLC, a New Jersey Limited Liability Company

UB Midway I, LLC, a Delaware Limited Liability Company

UB Midway II, LLC, a Delaware Limited Liability Company

UB New City I, LLC, a Delaware Limited Liability Company

UB New Milford, LLC, a Delaware Limited Liability Company

UB New Providence, LLC, a Delaware Limited Liability Company

UB Newfield Green, LLC, a Connecticut Limited Liability Company

UB New City I, LLC, a Delaware Limited Liability Company

UB NM Fairfield Plaza, LLC, a Delaware Limited Liability Company

UB Orangeburg, LLC, a Delaware Limited Liability Company

UB Passaic I, LLC, a Delaware Limited Liability Company

UB Pompton Lakes I, LLC, a New Jersey Limited Liability Company

UB Putnam, LLC, a Delaware Limited Liability Company

UB Railside, LLC, a Delaware Limited Liability Company

UB Riverhead I, LLC, a New York Limited Liability Company

UB Riverhead II, LLC, a New York Limited Liability Company

UB Rye LLC, a New York Limited Liability Company

UB Shelton Gas Pad, LLC, a Delaware limited liability company

UB Shelton Square, LLC, a Delaware limited liability company

UB Solar, Inc., a New Jersey Corporation

UB Solar SPE Yorktown, LLC, a Delaware Limited Liability Company

UB Somers, Inc., a New York Corporation

UB Stamford, L.P., a Delaware Limited Partnership

UB Stratford I, LLC, a Delaware Limited Liability Company

UB Tanglewood, LLC, a Delaware Limited Liability Company

UB Waldwick I, LLC, a Delaware Limited Liability Company

UB Wyckoff I, LLC, a New Jersey Limited Liability Company

UB Yorktown, LLC, a Delaware Limited Liability Company